EXHIBIT 10.5

GUARANTY AND SECURITY AGREEMENT

THIS GUARANTY AND SECURITY AGREEMENT (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”) dated as of November 22, 2021, is made by:

(a) People’s First Choice, LLC, a California limited liability company (“PFC”);

(b) People’s Corona, LLC, a California limited liability company (“People’s Corona”);

(c) People’s Riverside, LLC, a California limited liability company (“People’s Riverside”);

(d) Holistic Supplements, a California corporation (“Holistic”); and

(e) People’s Costa Mesa, LLC, a California limited liability company (“People’s Costa Mesa” and, together with PFC, People’s Corona, People’s Riverside and Holistic, “Pledgors” or “Guarantors” and, individually, each a “Pledgor” or “Guarantor”), in favor of;

(f) People’s California, LLC, a California limited liability company (“Lender”).

RECITALS

WHEREAS, Unrivaled Brands, Inc., a Nevada corporation (“Borrower”) entered into that certain Membership Interest Purchase Agreement, dated as of August 15, 2021 (the “Primary MIPA”), by and among Borrower, Lender, and PFC.

WHEREAS, Borrower has entered into that certain Membership Interest Purchase Agreement, dated as of November 22, 2021 (the “Secondary MIPA”), by and among between Borrower, Lender and the other parties thereto;

WHEREAS, concurrently with or prior to the execution of this Agreement, Borrower acquired (a) eighty percent (80%) of the issued and outstanding membership interests of PFC, pursuant to the terms of the Primary MIPA, and (b) has acquired eighty percent (80%) of the issued and outstanding membership interests of each of People’s Corona, People’s Riverside, Holistic, and People’s Costa Mesa, and Lender has sold or agreed to sell to Borrower such membership interests, pursuant to the terms of the Secondary MIPA;

WHEREAS, in connection with the Primary MIPA, Lender has made a loan to Borrower evidenced by the Secured Promissory Note dated of even date herewith in the aggregate original principal amount of $30,568,623.67 (as the same may from time to time be amended, restated or otherwise modified, the “Note”);

WHEREAS; each Guarantor desires that Lender grant to Borrower the financial accommodations as described in the Note;

WHEREAS, each Guarantor, a direct or indirect subsidiary of Borrower whose financing is provided by the Loan, deems it to be in the direct pecuniary and business interests of such Guarantor that Borrower obtain from Lender the Loan provided for in the Note; and

WHEREAS, in order to secure the Obligations (as defined below), each Pledgor has agreed to pledge and grant a security interest in the Collateral (as defined below).

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NOW THEREFORE, each Guarantor understands that Lender is willing to enter into the Note and grant the financial accommodations provided for in the Note only upon certain terms and conditions, one of which is that such Guarantor guarantee the payment of the Obligations, and this Agreement is being executed and delivered in consideration of Lender entering into the Note and each financial accommodation granted to Borrower by Lender, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor has agreed to enter into this Agreement for the benefit of the Lender.

Accordingly, the parties hereto agree as follows: Section 1. Definitions and Accounting Matters.

1.1 Definitions. Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the Note, or as applicable, the Uniform Commercial Code (as defined below). In addition, as used herein:

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Collateral” means, collectively, (a) all of each Pledgor’s existing and future assets, including, but not limited to, (i) personal property, (i) accounts, (ii) chattel paper, (iii) deposit accounts, (iv) documents, (v) electronic chattel paper, (vi) equipment, (vii) fixtures, (viii) general intangibles (including intellectual property rights), (ix) goods, (x) letter of credit rights, (xi) health care insurance receivable, (xii) instruments, (xiii) inventory, (xiv) investment property, (xv) payment intangible, (xvi) software, (xvii) tangible chattel paper, (xviii) general intangibles, and (xix) Pledged Securities; and (b) proceeds and products of any of the foregoing.

“Guarantor” has the meaning set forth in the introductory paragraph hereof.

“Guaranty Collateral” means, collectively, (a) the Collateral, and (b) all other property, if any, securing the Obligations or any part thereof at the time in question, whether under the Note or under that certain Security Agreement executed by Borrower in favor of Lender on the date hereof, or otherwise.

“Lien” shall mean, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other encumbrance or restriction of any kind or other preferential arrangement having the practical effect of any of the foregoing, including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset.

“Obligations” means, collectively, (a) all of Borrower’s indebtedness and other obligations now or hereafter incurred by Borrower to Lender under the Note and the other Loan Documents, and includes the principal of and interest on the Loan until all of such obligations are satisfied, (b) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; and (c) all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the collection of the obligations described in subparts (a) and (b) above or the enforcement of each Pledgor’s obligations under this Agreement, the Note or any other Loan Documents.

“Obligor” means any Person that, or any of whose property, is or shall be obligated on the Obligations or any part thereof in any manner and includes, without limiting the generality of the foregoing, Borrower or any Guarantor, and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

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“Person” means natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities.

“Pledged Securities” means (a) all of the shares of capital stock or other equity interests of a subsidiary of Pledgor, whether now owned or hereafter acquired or created, and all proceeds thereof collectively, (b) each addition, if any, thereto and each substitution, if any, therefor, in whole or in part, (c) the certificates representing the Pledged Securities, if any, and (d) the dividends, cash, instruments and other property distributed in respect of and other proceeds of any of the foregoing. As of the date hereof, the existing Pledged Securities are listed on the attached Exhibit A.

“Pledgor” has the meaning set forth in the introductory paragraph hereof.

“Pledgor Organizational Documents” means the operating agreement and other organizational documents of each Pledgor.

“Revenue Payments” shall mean all revenue payments actually received by any Guarantor during an ongoing Event of Default.

“Transfer” has the meaning set forth in Section 5.5 hereof.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of California; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, then UCC means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

Section 2. Guaranty.

2.1 Guaranty of Obligations. Each Guarantor hereby absolutely and unconditionally guarantees (as a guaranty of payment and not merely a guaranty of collection) the prompt payment in full of all of the Obligations as and when the respective parts thereof become due and payable. If the Obligations, or any part thereof, shall not be paid in full when due and payable, Lender, in each case, shall have the right to proceed directly against any Guarantor under this Agreement to collect the payment in full of the Obligations, regardless of whether or not Lender shall have theretofore proceeded or shall then be proceeding against Borrower or any other Obligor or Guaranty Collateral, if any, or any of the foregoing, it being understood that Lender, in its sole discretion, may proceed against any Obligor and any Guaranty Collateral and may exercise each right, power or privilege that Lender may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Lender, in its sole discretion, may from time to time deem expedient to collect the payment in full of the Obligations. Each Guarantor agrees that all payments made by such Guarantor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of any taxes.

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2.2 Payments Conditional. Whenever Lender shall credit any payment to the Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Guarantors unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, each Guarantor agrees that, if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of Guaranty Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, Lender, in each case, may reverse any entry relating thereto on its books and such Guarantor shall remain liable therefor, even if Lender may no longer have in its possession any instrument evidencing the Obligations to which the payment in question was applied.

2.3 Guarantors’ Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to Lender and irrespective of any act, omission or course of dealing whatsoever on the part of Lender, each Guarantor liabilities and other obligations under this Agreement shall remain in full effect until the payment in full of the Obligations.

2.4 Lender Has No Duty to Make Financial Accommodations. Lender shall not at any time be under any duty to any Guarantor to grant any financial accommodation to Borrower, irrespective of any duty or commitment, if any, of Lender to Borrower, or to follow or direct the application of the proceeds of any such financial accommodation.

2.5 Guarantors’ Waiver of Notice, Presentment. Each Guarantor waives (a) notice of the granting of any loan to Borrower or the incurring of any other indebtedness by Borrower or the terms and conditions thereof, (b) presentment, demand for payment and notice of dishonor of the Obligations or any part thereof, or any other indebtedness incurred by Borrower to Lender, (c) notice of any indulgence granted to any Obligor, and (d) any other notice to which such Guarantor might, but for this waiver, be entitled.

2.6 Lender’s Rights Not Prejudiced by Action or Omission. Lender, in its sole discretion, may, without any prejudice to its rights under this Agreement, at any time or times, without notice to or the consent of any Guarantor, (a) grant Borrower whatever financial accommodations that Lender may from time to time deem advisable, even if Borrower might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Obligations or any part thereof, (c) forbear from demanding security, if Lender shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Guaranty Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that Lender may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any of the Obligations or pursuant to which any of the Obligations are created, (g) grant any other indulgence to any Obligor, (h) accept any Guaranty Collateral for, or any other Obligor upon, the Obligations or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Guaranty Collateral, to perfect any security interest with respect to Guaranty Collateral, or to protect the Obligations or any part thereof or any Guaranty Collateral therefor.

2.7 Liabilities Survive Guarantors’ Dissolution. Each Guarantor’s liabilities and other obligations under this Agreement shall survive any dissolution of any Guarantor.

2.8 Liabilities Absolute and Unconditional. Each Guarantor’s liabilities and other obligations under this Agreement shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Note, any Loan Document or any other agreement, instrument or document evidencing the Loan or related thereto, the existence of any claim, set-off or other rights that any Guarantor may have against Borrower or any other Person, or any other defense available to any Guarantor in respect of this Agreement (other than the payment in full of the Obligations).

2.9 Guarantors’ Obligations Independent. The obligations of each Guarantor hereunder are as set forth in this Agreement and are independent of the obligation of any other Obligor, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against any other Obligor and whether or not any other Obligor is joined in any such action.

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2.10 Waiver of Guarantors’ Rights Against Borrower and Guaranty Collateral. To the extent permitted by law, each Guarantor hereby waives any claim or other right that Guarantor might now have or hereafter acquire against Borrower or any other Obligor that arises from the existence or performance of such Guarantor’s liabilities or other obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of Lender against Borrower or any Guaranty Collateral that Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, until such time as the Obligations (other than contingent indemnity obligations) have been repaid in full.

2.11 Full Recourse Obligations; Effect of Fraudulent Transfer Laws. It is the desire and intent of each Guarantor and Lender that this Agreement shall be enforced as a full recourse obligation of Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Agreement would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor’s liability hereunder in respect of the Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor’s obligations hereunder to be so invalidated.

2.12 Stay of Acceleration. In the event that acceleration of the time for payment of any of the Obligations is stayed, upon the insolvency, bankruptcy or reorganization of Borrower or any other Person, or otherwise, the Obligations shall nonetheless be payable by Guarantors immediately upon demand by Lender.

Section 3. Pledge and Delivery of Collateral.

3.1 The Pledge and Collateral. As collateral security for the prompt payment and performance in full when due (whether at stated maturity by acceleration or otherwise) of the Obligations, each Pledgor hereby grants to Lender a senior Lien on and a first-priority security interest in all of the Collateral, including (without limitation) all of such Pledgor’s future Collateral, irrespective of any lack of knowledge by Lender of the creation or acquisition thereof.

3.2 Delivery of the Collateral. During the continuance of an Event of Default, Lender shall have the right, at any time in its discretion and without notice to Pledgors, to transfer to or to register in the name of Lender or its nominee any or all of the Collateral, to be held by Lender or such nominee as security for the Obligations until (i) sold in accordance with this Agreement and applicable law or (ii) the Obligations have otherwise been satisfied.

3.3 Reinstatement. The obligations of Pledgors under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Pledgor in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

Section 4. Representations and Warranties. Each Pledgor represents and warrants to Lender as of the date hereof that:

4.1 Existence. Each Pledgor (i) is a limited liability company or corporation, as the case may be, organized under the State of California, (ii) has all requisite power, has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, and (iii) is not insolvent, as defined in any applicable state or federal statute.

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4.2 No Breach. None of the execution and delivery of this Agreement, the Note, the other Loan Documents, or the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof will, conflict with or result in a breach of or require any consent (other than any consent that has been obtained) under the Pledgor Organizational Documents or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Pledgor is a party or by which any Pledgor is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Lien arising under this Agreement) result in the creation or imposition of any Lien upon any of the revenues or assets of any Pledgor pursuant to the terms of any such agreement or instrument.

4.3 Necessary Action. Each Pledgor has all necessary power and authority to execute, deliver and perform its obligations under this Agreement, the Note, the other Loan Documents; the execution, delivery and performance by each Pledgor of this Agreement, the Note, the other Loan Documents have been duly authorized by all necessary action on its part; and this Agreement, the Note, the other Loan Documents have been duly and validly executed and delivered by each Pledgor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief and other equitable remedies.

4.4 Approvals. No authorizations, approvals and consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for (a) the execution, delivery or performance by each Pledgor of this Agreement, the Note, the other Loan Documents, or for the validity or enforceability thereof, (b) the grant by each Pledgor of the assignments and security interests granted hereby; or the pledge by each Pledgor of the Collateral pursuant hereto, (c) the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment and security interest) except for the filing of financing statements under the UCC or (d) the exercise by Lender of all rights and remedies in respect of the Collateral pursuant to this Agreement.

Section 5. Covenants. Each Pledgor covenants and agrees that, until the payment and satisfaction in full of the Obligations:

5.1 Existence, etc. Each Pledgor shall preserve and maintain its existence and all of its material rights, privileges and franchises. Each Pledgor shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities. Each Pledgor shall pay and discharge all taxes, assessments and governmental charges or levies imposed on them or on their income or profits or on any of their property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings. Each Pledgor shall promptly provide Lender with written notice of correspondence from any governmental, regulatory or taxing authorities that such Pledgor is in material violation of any law, rule or regulation with respect to the Collateral or such Pledgor and which would reasonably be expected to impact such Pledgor’s compliance with its obligations hereunder.

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5.2 Limitation on Sale and Liens. No Pledgor shall create or incur any Lien upon any of the Collateral except (i) the Liens created hereby; (ii) Liens existing as of or prior to the date hereof; and (iii) Liens that arise in connection with or as a result of the Closing (as defined in the Primary MIPA and the Secondary MIPA, as the case may be). No Pledgor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which Lender is not named as the sole secured party. No Pledgor shall transfer or create, incur or suffer to exist any Lien on the Collateral, other than the Lien created under this Agreement. Notwithstanding anything to the contrary contained herein, each Pledgor shall be permitted to sell, transfer, convey, or otherwise dispose of any inventory, including cannabis inventory, in the ordinary course of business of such Pledgor, and any such sale, transfer, conveyance or disposal shall not be deemed a breach of, event of default under, or a violation of, any of the terms of this Agreement.

5.3 Non-Petition. Each Pledgor agrees that it will not take any action to petition itself into bankruptcy or to enable any of the aforementioned to seek relief under any federal or state bankruptcy law.

5.4 Preservation of Collateral. Lender may, without Pledgors’ prior written consent, for the account and reasonable expense of Pledgors, pay any amount or do any act required of any Pledgor hereunder or reasonably requested by Lender to preserve, protect, maintain or enforce the Obligations, the Collateral or the security interests granted herein, and which such Pledgor fails to do or pay within thirty (30) days of Lender’s reasonable request therefor, and any such undisputed payments shall be deemed an advance by Lender to such Pledgor and shall be payable by such Pledgor within thirty (30) days after written demand, together with interest thereon, at the rate of interest then applicable to the Obligations from the date expended by Lender until paid.

5.5 Pledged Securities. No Pledgor shall (a) vote or agree to issue certificates or other evidence of the Pledged Securities unless all such certificates or other evidence of the Pledged Securities have been delivered to Lender, together with undated transfer powers duly executed in blank by Pledgor or such other instruments of transfer as are acceptable to Lender, promptly after the issuance thereof, or (b) vote or agree to allow the Pledged Securities to become an uncertificated security under Article 8 of the Uniform Commercial Code as in effect in any applicable state from time to time unless, promptly after the Pledged Securities become uncertificated securities, the Pledgor provides to Lender a control agreement in form and substance satisfactory to Lender that perfects in favor of Lender a first-priority security interest in such uncertificated security.

5.6 Indebtedness. (a) On the date hereof, no Pledgor is obligated under or in connection with any Indebtedness, other than such indebtedness as listed on the attached Exhibit B, in an aggregate amount not to exceed the balance thereof as listed on such Exhibit B (the “Permitted Indebtedness”), and any indebtedness or other financing obligations existing prior to the date hereof, other than Permitted Indebtedness, have been paid in full, terminated and are of no further effect and any liens or obligations in connection therewith have been released, and (b) on and after the date hereof, no Pledgor shall create, incur, assume, or be liable for any indebtedness, other than Permitted Indebtedness.

Section 6. Payments With Respect to the Collateral. During the continuance of an Event of Default, Lender shall collect, retain, control and distribute all Revenue Payments in such manner and priority as shall be determined by Lender and, in addition, may make any compromise or settlement deemed desirable by Lender with respect to, all or any of the Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of or release all or any of the Collateral, all without notice to or consent by Pledgors and without otherwise discharging or affecting the Obligations or the security interests granted herein except to the extent the Obligations are satisfied thereby. If during the continuance of an Event of Default any Pledgor receives any Revenue Payments, such Pledgor shall hold the same in trust for Lender, shall not commingle them with other funds of such Pledgor and shall immediately deliver and pay over same to Lender all such payments and to become part of the Collateral for disposition pursuant to the terms of this Agreement.

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Section 7. Further Assurances: Remedies. In furtherance of the grant of the security interest pursuant to Section 3 hereof, each Pledgor hereby agrees with Lender as follows:

7.1 Delivery and Other Perfection. Each Pledgor shall, upon written request by Lender, give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that are legally necessary to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest. Each Pledgor hereby irrevocably authorizes Lender to at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto relative to all or any part of the Collateral but only after first providing such Pledgor with copies of any such financing statements and amendments. Each Pledgor also ratifies its authorization for Lender to file in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor shall reimburse Lender all its costs and expenses, including attorneys’ fees, related to Lender exercising its rights hereunder.

7.2 Pledged Collateral.

(a) No Pledgor shall nor shall have the right to directly or indirectly, without the prior written consent of Lender, attempt to waive, alter, amend, modify, supplement or change in any way, or release, subordinate, terminate or cancel in whole or in part, or give any consent under, any of the instruments, documents, policies or agreements constituting the Collateral or exercise any of the rights, options or interests of such Pledgor as party, holder, Lender or beneficiary thereunder. Each Pledgor agrees that all rights to do any and all of the foregoing have been pledged to and, following an Event of Default, may be exercised by Lender, and each Pledgor agrees, upon reasonable request from Lender, from time to time to (i) do any of the foregoing, (ii) join Lender in doing so, or (iii) confirm the right of Lender to do so and shall execute such instruments and undertake such actions as Lender may reasonably request in connection therewith. Unless Pledgors shall have provided prior written notice and received the written consent of Lender, no Pledgor shall make any election, compromise, adjustment or settlement in respect of any of the Collateral. Notwithstanding anything herein to the contrary, so long as no Event of Default shall have occurred and be continuing, each Pledgor shall have the right to exercise all of such Pledgor’s rights under the Pledgor Organizational Documents to which it is a party (and in the ordinary course of business) for all purposes not inconsistent with any of the terms of this Agreement, the Note, the other Loan Documents or any other instrument or agreement referred to herein or therein, provided that such Pledgor agrees that it will not take any action in any manner that is inconsistent with the terms of this Agreement, the Note, the other Loan Documents or any such other instrument or agreement. All dividends and distributions paid in respect of the Collateral shall be directed by Lender, in its sole and absolute discretion, to repay the Obligations. Lender shall execute and deliver to Pledgors or cause to be executed and delivered to Pledgors all such proxies, powers of attorney, distribution and other orders, and all such instruments, without representation, recourse or warranty, as Pledgors may reasonably request for the purpose of enabling Pledgors to exercise the rights and powers which they are entitled to exercise pursuant to this Section 7.2.

(c) Anything to the contrary notwithstanding, (i) each Pledgor shall remain liable under the Pledgor Organizational Documents to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release any Pledgor from any of its duties or obligations under the Pledgor Organizational Documents, and (iii) Lender shall have no obligation or liability under the Pledgor Organizational Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of any Pledgor thereunder to the extent arising prior to Lender taking title to the Collateral or to take any action to collect or enforce any claim for payment assigned hereunder. Each Pledgor covenants that until such time as the Obligations are fully satisfied, (i) such Pledgor shall, at its own expense, take any and all actions necessary or desirable to preserve, protect and defend the security interest of the Lender in the Collateral and the perfection and priority thereof against any and all adverse claims, including appearing in and defending all actions and proceedings which purport to affect any of the foregoing; (ii) such Pledgor shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable except to the extent contested in good faith with appropriate reserves therefor on such Pledgor’s books and records; (iii) and such Pledgor shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise create or permit to exist any lien or other encumbrance on or with respect to any of the Collateral, except for liens for taxes not yet due and payable.

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7.3 Events of Default.

The occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:

(a) Borrower’s failure to pay, when due, the Obligations set forth under the Note, provided that Borrower shall be granted a forty-five (45) day period to cure such default following notice of such default from Lender to Borrower, provided, however, that in no event shall an Event of Default be deemed to have occurred if Borrower and/or its affiliates is withholding the unpaid amount(s) in connection with (a) a direct verifiable claim for indemnification that has been submitted for recovery under the indemnity provisions in the Primary MIPA, the Secondary MIPA and any of the other definitive transaction documents entered into by and between, among other parties, Pledgors and Lender (collectively, the “Transaction Documents”), or (b) a third party claim that has been filed (i.e., a formal proceeding has been initiated) and which could reasonably be expected to result in damages recoverable under the indemnity provisions in the Transaction Documents;

(b) Borrower or any Pledgor materially breaches any term or condition of this Agreement, the Note, or the other Loan Documents;

(c) the validity, binding effect or enforceability of this Agreement or any other Loan Document against any Guarantor shall be contested by such Guarantor, any Guarantor shall deny that it has any or further liability or obligation under any Loan Document;

(d) any proceeding, action, petition or filing under Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect or any successor statute (the “Bankruptcy Code”), or any similar state or federal law now or hereafter in effect relating to bankruptcy, reorganization or insolvency, or the arrangement or adjustment of debts affecting any Pledgor, shall be filed by or against any Pledgor, consented to or acquiesced in by any Pledgor, or if any Pledgor shall institute any proceeding with respect to the dissolution or liquidation of such Pledgor, shall make an assignment for the benefit of creditors.

7.4 After Events of Default. During the period during which an Event of Default shall have occurred and be continuing:

(a) no Pledgor may distribute, transfer, or encumber any of the Collateral;

(b) If an Event of Default under Section 7.3(a) hereof has occurred and continues for a period of at least forty-five (45) days, Lender (i) shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner of the Collateral, (ii) in its discretion may, in its name or in the name of any Pledgor or otherwise, demand, sue for, collect or receive any money or property, at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so, and (iii) may, at its option, apply all or any part of the Collateral to the Obligations in such order and priority as shall be selected by Lender;

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(c) If Borrower or any Pledgor has not cured such Event of Default within any cure period provided for herein but in no event later than sixty (60) days of receiving a written notice of default, Lender may, upon notice to Pledgors as required by applicable law of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and Lender or anyone else who may be the Lender, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgors, any such demand, notice or right and equity being hereby expressly waived and released. Lender may, without publication but upon notice required by applicable law, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned; The proceeds of each collection, sale or other disposition under this Section 7.4 shall be applied in accordance with Section 7.5 hereof; and

(d) Lender shall not be obligated to resort to its rights or remedies with respect to any other security for or guaranty of payment of the Obligations before resorting to its rights and remedies against any Pledgor or the Collateral hereunder. All rights and remedies of Lender shall be cumulative and not in the alternative.

7.5 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Lender under this Section 7, shall be applied by Lender:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Lender and the reasonable fees and expenses of their respective agents and counsel, and all reasonable expenses, and advances made or incurred by Lender in connection therewith;

Second, to the payment in full of the Obligations in such order as Lender may determine in its sole discretion; and

Finally, to the payment to Pledgors or to whomsoever may be lawfully entitled to receive any surplus then remaining.

As used in this Section 7, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgors or any issuer of or obligor on any of the Collateral.

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7.6 Attorney-in-Fact. During the continuance of any Event of Default, Lender is hereby appointed the attorney-in-fact of Pledgors solely for the purpose of carrying out the provisions of this Section 7 and taking any reasonable action which Lender reasonably deems necessary to accomplish the purposes hereof.

7.7 Enforcement Expenses. Except in connection with any indemnification claim made by a Pledgor pursuant to the Transaction Documents (or in connection with any fraud or intentional misrepresentation in connection with the transactions contemplated thereunder) during an Event of Default, each Pledgor agrees to pay the reasonable, documented, out-of-pocket expenses actually incurred by Lender that arise out of the enforcement of the provisions of this Section 7, or performance by Lender of any obligations of any Pledgor in respect of the Collateral which such Pledgor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of Lender in respect thereof, by litigation or otherwise and all such expenses shall be Obligations to Lender secured under Section 3 hereof.

7.8 Termination. Upon the payment, performance in full, or reduction pursuant to the terms of the Note, this Agreement or the other Loan Documents of all Obligations, then this Agreement and the Note shall terminate, and Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral received in respect thereof, to or on the order of Pledgors and Lender will promptly deliver, at Pledgors’ sole cost, any UCC termination statements and any other releases and documentation necessary to evidence the same.

7.9 Indemnification. Each Pledgor agrees to indemnify and to hold the Lender harmless from and against all losses, liabilities, claims, damages, costs and expenses (including actual attorneys’ fees and disbursements and court costs) (“Losses”) arising out of third-party claims to the extent related to or arising out of the Loan Documents or any actual or proposed use of proceeds of the Loan or any of the Obligations, but excluding any Losses to the extent (i) attributable to any periods prior to the applicable Closing (as defined in the Primary MIPA and the Secondary MIPA, as the case may be) or (ii) any such Losses are indemnifiable by Lender under the Transaction Documents.

7.10 Security Interest Absolute. All rights of Lender and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Note, the other Loan Documents or any other agreement or instrument relating thereto; (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Note, the other Loan Documents or any other agreement or instrument relating thereto; (c) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Pledgor.

7.11 Waivers. To the fullest extent permitted by law each Pledgor hereby waives any defense that may arise by reason of: any failure of Lender to marshal any present or future collateral security (including but not limited to the Collateral) or to resort to such collateral security or other assurances of payment in any particular order. Each Pledgor acknowledges that each of the waivers set forth herein is made after consultation with legal counsel and with full knowledge of its significance and consequences.

Section 8. Miscellaneous.

8.1 No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

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8.2 GOVERNING LAW, JURISDICTION. THIS AGREEMENT, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY CALIFORNIA LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW. ANY PROCEEDING TO ENFORCE AND/OR INTERPRET THIS AGREEMENT SHALL OCCUR IN THE COUNTY OF ORANGE, STATE OF CALIFORNIA.

8.3 Notices. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, “Notices”) shall be in writing and shall be given by (a) personal delivery, (b) facsimile transmission or (c) a reputable overnight courier service, fees prepaid, addressed as follows:

If to a Pledgor:

c/o Unrivaled Brands, Inc.

Attn: Joe Segilia, General Counsel

3242 S. Halladay Street

Santa Ana, CA 92705

Email:

If to Lender:

People’s California, LLC

Attn: Bernard Steimann

3843 S. Bristol St., #614

Santa Ana, CA 92704

Email:

Either Pledgors or Lender may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 8.3. A Notice sent in compliance with the provisions of this Section 8.3 shall be deemed given on the date of receipt.

8.4 Waivers, Modifications, etc. The terms of this Agreement may be waived, altered, modified or amended only by an instrument in writing duly executed by each Pledgor and Lender. Any such waiver, alteration, modification, amendment or waiver shall be binding upon Lender and each Pledgor.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of any Pledgor and inure to the benefit of the successors and permitted assigns of Lender. Each representation and agreement made by any Pledgor in this Agreement shall be deemed to run to, and each reference in this Agreement to Lender shall be deemed to refer to, Lender and each of its successors and assigns.

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8.6 Further Assurances. Each Pledgor and Lender agree that, at any time and from time to time, such parties shall execute and deliver such further documents and do such further acts and things as may be reasonably required in order to effect the purposes of this Agreement, the Note or the other Loan Documents, including, in the case of Lender, to execute and deliver any documentation required by any of any Pledgor’s affiliates’ current or future lenders or creditors to clarify and confirm that the Collateral does not include any assets of any Pledgor that are not specifically identified as “Collateral” herein which includes any of the assets of any of such Pledgor’s affiliates or any of the assets of a Pledgor not existing and owned by such Pledgor as of the date of the Initial Closing (as defined in the MIPA).

8.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.8 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

8.9 Assignment. Neither Lender nor any Pledgor may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

8.10 Attorneys’ Fees and Costs. Each Pledgor agrees to pay to Lender on demand all actual out- of-pocket costs and expenses incurred by Lender in seeking to enforce any of Lender’s rights and remedies under this Agreement, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with arbitration, judicial reference, bankruptcy, insolvency or appeal.

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IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:

PEOPLE’S FIRST CHOICE, LLC

By:
Name:	Bernard Steimann
Title:	Manager

PEOPLE’S CORONA, LLC

By:
Name:	Bernard Steimann
Title:	Auythorized Signatory

PEOPLE’S RIVERSIDE, LLC

By:
Name:	Bernard Steimann
Title:	Authorized Signatory

HOLISTIC SUPPLEMENTS

By:
Name:	Bernard Steimann
Title:	President

[Signature Page to Guaranty and Security Agreement]

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IN WITNESS WHEREOF, each Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

PEOPLE’S COSTA MESA, LLC

By: Unrivaled Brands, Inc., its manager

By:
Name:	Francis Knuettel II
Title:	Chief Executive Officer

[Signature Page to Guaranty and Security Agreement]

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EXHIBIT A

PLEDGED SECURITIES

Pledgor	Name of Subsidiary	Jurisdiction of Subsidiary	Ownership Percentage
People’s First Choice, LLC	People’s Direct, Inc.	California	100%

Exhibit A

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EXHIBIT B

LIST OF PERMITTED INDEBTEDNESS

Exhibit B

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Peoples First Choice, LLC List of Indebtedness As of Closing Date

Based on balances -
Ausust 31, 2021
2000 · Accounts Payable	401,990
2100 · Sales Tax Payable	271,139
2151 · City of Santa Ana Tax Payable	236,034
2160 · State Income Tax Payable	616,533
2170 · Federal Income Tax Payable - IRS installment Plan	3,825,017
2170 · Federal Income Tax Payable - accrued	541,077
2501 · Note Payable - B. Steimann	5,003,864
2260 · Accrued Interest - B. Steimann	83,681
10,979,335

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People’s Corona, LLC

List of Disbursements

As of September 30, 2021

Date Name	Memo	Amount
Due to New Patriot
04/19/2021 1301 Pomona Rd LLC	Deposit For Sunset Vans Corona Location	$60,000.00
08/14/2021 American Express	Corona Chamber of Commerce - Women's Leadership Table and Level 4 Sponsor	$1,995.00
08/14/2021 American Express	CORONA CHAMBER OF COCORONA CA	$35.00
08/14/2021 American Express	CORONA CHAMBER OF COCORONA CA	$210.00
TOTAL		$62,240.00

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People’s Costa Mesa, LLC

Balance Sheet

As of September 30, 2021

Costa Mesa

ASSETS
Current Assets
Other Current Assets
1499 · Due from(to) Affiliates
1499.01 · People's First Choice, LLC
1499.10 · New Patriot Holdings, Inc.
1499.50 · People's Properties, LLC
Total 1499 · Due from(to) Affiliates	-
Total Other Current Assets	-
Total Current Assets	-
Fixed Assets
1555 · CIP / Leasehold Improvements	-
Total Fixed Assets	-
Other Assets
1600 · Deposit
1610 · Licenses	-
Total Other Assets	-

TOTAL ASSETS
LIABILITIES & EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
2250 · Accrued Expenses
2300 · Due to affiliates
2301 · Due to People's First Choice	14,606
2302 · Due to New Patriot
2303 · Due to People's California
2304 · Due to People's Properties
Total Current Liabilities	14,606
Long Term Liabilities
2500 · Notes Payable
Total Long Term Liabilities	-
Total Liabilities
Equity	14,606
3900 · Retained Earnings
Net Income	(14,606)
Total Equity	(14,606)
TOTAL LIABILITIES & EQUITY	0

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People's Los Angeles, LLC

List of Indebtedness

As of September 30, 2021

5/19/2019 New Patriot Holdings, Inc.	Rent Deposit	$110,500
6/2/2020 Notes Payable - Chris Stark		1,385,000

		1,495,500

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People's Riverside, LLC

List of Indebtedness

As of September 30, 2021

09/30/2021 People's Properties Riverside LLC	Rent accrual from Sep 2021 to Nov 2021	37,500.00
	Total Accrued Expenses	37,500.00

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Holistic Supplements

List of Indebtedness

As of September 30, 2021

6/2/2020 People's First Choice	License payment to Chris Stark	$250,000.00
9/30/2021 People's Los Angeles	Notes Payable to Chris Stark	1,385,000.00
		1,635,000.00

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